Cincinnati Bell Reports Second Quarter 2017 Results

HIGHLIGHTS

•	Strategic revenue of $171 million, up 9% year-over-year, highlighting continued strong demand for Fioptics and cloud services

•	Entertainment and Communications revenue of $201 million, up 5% year-over-year

•	Fioptics internet subscribers up 22% and Fioptics video subscribers up 13% year-over-year

•	Cash provided by operating activities totaled $123 million year-to-date, up $25 million year-over-year

•	Free cash flows[1] totaled $30 million year-to-date, up $47 million compared to the prior year

•	Announced planned mergers with Hawaiian Telcom and OnX Enterprise Solutions to accelerate Cincinnati Bell's leadership in fiber growth and IT cloud migration through enhanced scale and diversification

CINCINNATI - August 4, 2017 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for its second quarter, ended June 30, 2017.

Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "Our strong financial performance this quarter demonstrates our ability to continue to win with fiber as we successfully transition customers to an infrastructure that supports high-density data transmission. We are also encouraged by the continued demand for our strategic IT solutions and cloud services as we transition to becoming a leading cloud integrator for both voice and data. Importantly, the recently announced combinations with Hawaiian Telcom and OnX provide increased geographic and customer diversification to further capitalize on these secular trends.”

CONSOLIDATED RESULTS
Consolidated revenue for the second quarter of 2017 was $294 million, down 2% from the prior year as strategic revenue growth was offset by lower Telecom and IT hardware sales and legacy declines.
Operating income was $21 million in the second quarter of 2017, compared to $27 million in the prior year period. The decline was primarily driven by $4 million of restructuring and severance related charges associated with cost-out initiatives, and $2 million of transaction costs incurred in the second quarter of 2017. The Company anticipates the restructuring and related cost-out initiatives will generate cash savings of more than $10 million annually. Adjusted EBITDA2 totaled $77 million for the second quarter of 2017, increasing 1% year-over-year.
Net income for the second quarter of 2017 totaled $2 million, resulting in a net loss per diluted share of $0.01.

Entertainment and Communications Segment

•	Entertainment and Communications revenue of $201 million, up $9 million year-over-year, including $5 million of revenue from a one-time fiber build project completed in the second quarter

•	Fioptics revenue of $77 million, up 24% year-over-year

–	Q2 Fioptics internet subscribers totaled 214,100, up 22% year-over-year

–	Q2 Fioptics video subscribers were 142,800, up 13% year-over-year

•	Strategic business and carrier revenue of $57 million, up 16% year-over-year

•	Operating income of $26 million, compared to $27 million in the prior year

•	Adjusted EBITDA of $74 million, up 3% year-over-year

Year-to-date, the Company passed an additional 23,300 new addresses with its Fioptics suite of products, which is now available to 556,700 homes and businesses, reaching approximately 70% of Greater Cincinnati. Cincinnati Bell’s continued investments in fiber further differentiate the Company from traditional carriers in a heightened competitive environment, and allow the Company to offer higher bandwidth and faster internet speed than its competition.
In an extension of its strategic investment in fiber assets, during the second quarter of 2017, Cincinnati Bell announced its pending merger with Hawaiian Telcom, the leading integrated communications provider serving the state of Hawaii, for a total consideration of approximately $650 million including net debt of Hawaiian Telcom as of March 31, 2017. The combination with Hawaiian Telcom is an important step toward building scale and locking in fiber density value for shareholders and customers, as Cincinnati Bell continues to anticipate and capitalize on the growing demand for fiber capacity.

IT Services and Hardware Segment

•	IT Services and Hardware revenue of $96 million, up $10 million sequentially, and down $14 million year-over-year

–	Strategic revenue of $42 million, down $2 million sequentially and down $7 million year-over-year, reflecting increased insourcing of IT services in the Company's market

–	Telecom and IT hardware sales of $45 million, up $9 million sequentially

•	Cloud Services revenue of $12 million, up 7% year-over-year

•
Operating income of $1 million and Adjusted EBITDA of $7 million both decreased compared to the prior year due to a decline in revenue and increased costs associated with the expansion of the Company's national footprint

Cincinnati Bell recently announced its pending acquisition of OnX Enterprise Solutions, a technology services and solutions provider in North America and the United Kingdom, for a total consideration of $201 million. The acquisition of OnX supports the Company's transformation to a Hybrid IT provider, and is expected to add meaningful scale, service offerings, free cash flow generation, and customer diversification to Cincinnati Bell's growing IT Services and Hardware business. The expansion of the Company's geographic footprint in IT services and its ability to capitalize on the growing demand for its strategic IT solutions and Cloud Services are critical elements of the Company’s future growth strategy.

Financial Position and Cash Flow
The Company reported cash provided by operating activities of $123 million in the first six months of 2017, compared to $98 million in the same period last year. Free cash flow increased $47 million compared to the first six months of 2016 totaling $30 million for the first half of 2017. Capital expenditures were $105 million in the first half of 2017, compared to $122 million in the same period last year. The Company continues to expect full year 2017 capital expenditures to range between $180 million and $210 million.
As previously announced, Cincinnati Bell has secured committed financing, subject to customary closing conditions, from Morgan Stanley Senior Funding, Inc. and certain other arrangers, to fund a portion of the cash consideration of the Hawaiian Telcom and OnX transactions, to refinance Cincinnati Bell's term loan and Hawaiian Telcom's existing debt, and to pay related fees and expenses. Cincinnati Bell's net leverage (net debt divided by Adjusted EBITDA) is expected to remain in-line with current levels, including run-rate synergies following the transactions. Cincinnati Bell is also exploring the possibility of replacing a portion of the secured committed term loan with unsecured senior notes, subject to market conditions.

2017 Outlook
Based on its year-to-date results and current outlook for the year, Cincinnati Bell reaffirms its previous 2017 financial guidance, provided on February 15, 2017:

Category	2017 Guidance
Revenue	$1.2 billion
Adjusted EBITDA	$295 million*
*Plus or minus 2 percent

This guidance does not include any contribution from pending mergers.
Mr. Fox concluded, “We are confident in our ability to achieve our objectives for the year and capitalize on the fast-growing demand for our strategic fiber and cloud services offerings. Looking ahead, we believe the mergers with Hawaiian Telcom and OnX will provide significant geographic and customer diversification opportunities, and we expect the creation of two distinct assets with strategic optionality to generate strong operating performance and maximize shareholder value.”

Conference Call/Webcast
Cincinnati Bell will host a conference call on August 4, 2017 at 10:00 a.m. (ET) to discuss its results for the second quarter of 2017. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 287-5563. Callers located outside of the U.S. and Canada may dial (719) 325-4925. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. on Friday, August 18, 2017. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 5530931. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if it is unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the timing and likelihood of completion of our proposed mergers with Hawaiian Telcom and OnX, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transactions that could reduce anticipated benefits or cause the parties to abandon the transactions; the possibility that Hawaiian Telcom’s stockholders may not approve the proposed merger; the possibility that competing offers or acquisition proposals for Hawaiian Telcom will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom and OnX will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; and the possibility that the proposed transactions do not close, including due to the failure to satisfy the closing conditions and the other risks and uncertainties detailed in our filings, including our Form 10-K, with the SEC as well as Hawaiian Telcom’s filings, including its Form 10-K, with the SEC.

These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Free cash flow provides a useful measure of operational performance, liquidity and financial health.  The company defines free cash flow as cash provided by (used in) operating activities, adjusted for capital expenditures, restructuring and severance related payments, preferred stock dividends, dividends received from CyrusOne, cash used in or (provided by) discontinued operations, including the decommission of wireless towers, and transaction costs.  Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment (gain) loss, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%

Revenue	$294.0	$299.2	$(5.2)	(2)%	$572.2	$588.1	$(15.9)	(3)%

Costs and expenses
Cost of services and products	165.4	170.8	(5.4)	(3)%	320.2	333.5	(13.3)	(4)%
Selling, general and administrative	55.4	56.2	(0.8)	(1)%	112.1	109.4	2.7	2%
Depreciation and amortization	47.0	44.8	2.2	5%	92.8	88.2	4.6	5%
Restructuring and severance related charges	3.6	—	3.6	n/m	29.2	—	29.2	n/m
Other	1.7	—	1.7	n/m	2.3	—	2.3	n/m

Operating income	20.9	27.4	(6.5)	(24)%	15.6	57.0	(41.4)	(73)%

Interest expense	18.1	19.9	(1.8)	(9)%	36.1	40.2	(4.1)	(10)%
Loss on extinguishment of debt, net	—	5.2	(5.2)	n/m	—	2.8	(2.8)	n/m
Gain on sale of Investment in CyrusOne	—	(118.6)	118.6	n/m	(117.7)	(118.6)	0.9	(1)%
Other income, net	(0.6)	(1.1)	0.5	(45)%	(1.0)	(1.1)	0.1	(9)%

Income before income taxes	3.4	122.0	(118.6)	(97)%	98.2	133.7	(35.5)	(27)%
Income tax expense	1.3	44.4	(43.1)	(97)%	35.7	49.1	(13.4)	(27)%

Net income	2.1	77.6	(75.5)	(97)%	62.5	84.6	(22.1)	(26)%

Preferred stock dividends	2.6	2.6	—	0%	5.2	5.2	—	0%

Net (loss) income applicable to common shareowners	$(0.5)	$75.0	$(75.5)	n/m	$57.3	$79.4	$(22.1)	(28)%

Basic net (loss) earnings per common share	$(0.01)	$1.79			$1.36	$1.89
Diluted net (loss) earnings per common share	$(0.01)	$1.78			$1.35	$1.89

Weighted average common shares outstanding
(in millions)
- Basic	42.2	42.0			42.1	42.0
- Diluted	42.2	42.1			42.3	42.1

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Entertainment and Communications
Revenue
Data	$87.7	$86.8	$0.9	1%	$175.3	$172.0	$3.3	2%
Voice	67.1	69.1	(2.0)	(3)%	134.8	139.3	(4.5)	(3)%
Video	37.2	30.9	6.3	20%	73.2	59.9	13.3	22%
Services and Other	9.4	5.7	3.7	65%	13.4	11.6	1.8	16%

Total revenue	201.4	192.5	8.9	5%	396.7	382.8	13.9	4%

Operating costs and expenses
Cost of services and products	95.8	88.3	7.5	8%	189.1	176.1	13.0	7%
Selling, general and administrative	34.7	35.4	(0.7)	(2)%	70.7	70.0	0.7	1%
Depreciation and amortization	43.2	41.6	1.6	4%	85.2	81.8	3.4	4%
Other*	1.3	—	1.3	n/m	26.9	—	26.9	n/m

Total operating costs and expenses	175.0	165.3	9.7	6%	371.9	327.9	44.0	13%

Operating income	$26.4	$27.2	$(0.8)	(3)%	$24.8	$54.9	$(30.1)	(55)%

IT Services and Hardware
Revenue
Professional Services	$23.5	$27.2	$(3.7)	(14)%	$45.2	$53.4	$(8.2)	(15)%
Management and Monitoring	5.1	7.9	(2.8)	(35)%	10.1	16.0	(5.9)	(37)%
Unified Communications	11.0	10.1	0.9	9%	20.9	20.2	0.7	3%
Cloud Services	11.6	10.8	0.8	7%	25.3	21.0	4.3	20%
Telecom and IT hardware	44.8	53.8	(9.0)	(17)%	80.7	101.7	(21.0)	(21)%

Total revenue	96.0	109.8	(13.8)	(13)%	182.2	212.3	(30.1)	(14)%

Operating costs and expenses
Cost of services and products	72.7	85.5	(12.8)	(15)%	137.4	164.1	(26.7)	(16)%
Selling, general and administrative	16.7	14.2	2.5	18%	31.9	27.7	4.2	15%
Depreciation and amortization	3.7	3.2	0.5	16%	7.5	6.4	1.1	17%
Other*	2.3	—	2.3	n/m	2.3	—	2.3	n/m

Total operating costs and expenses	95.4	102.9	(7.5)	(7)%	179.1	198.2	(19.1)	(10)%

Operating income	$0.6	$6.9	$(6.3)	(91)%	$3.1	$14.1	$(11.0)	(78)%

	* Other includes restructuring and severance related charges.

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Entertainment and Communications
Consumer
Strategic
Data	$31.2	$25.2	$6.0	24%	$61.0	$48.7	$12.3	25%
Voice	6.1	5.4	0.7	13%	12.0	10.6	1.4	13%
Video	36.5	30.4	6.1	20%	71.9	58.9	13.0	22%
Services and other	0.4	0.9	(0.5)	(56)%	0.8	1.8	(1.0)	(56)%
	74.2	61.9	12.3	20%	145.7	120.0	25.7	21%
Legacy
Data	9.0	11.8	(2.8)	(24)%	18.6	24.0	(5.4)	(23)%
Voice	16.9	18.7	(1.8)	(10)%	34.7	38.5	(3.8)	(10)%
Services and other	0.7	1.1	(0.4)	(36)%	1.5	2.2	(0.7)	(32)%
	26.6	31.6	(5.0)	(16)%	54.8	64.7	(9.9)	(15)%
Integration
Services and other	—	1.0	(1.0)	n/m	0.1	2.1	(2.0)	(95)%

Total consumer revenue	$100.8	$94.5	$6.3	7%	$200.6	$186.8	$13.8	7%

Business
Strategic
Data	$24.9	$24.0	$0.9	4%	$49.8	$47.6	$2.2	5%
Voice	15.4	12.5	2.9	23%	30.0	24.5	5.5	22%
Video	0.7	0.5	0.2	40%	1.3	1.0	0.3	30%
Services and other	0.6	0.5	0.1	20%	1.1	0.9	0.2	22%
	41.6	37.5	4.1	11%	82.2	74.0	8.2	11%
Legacy
Data	4.7	5.1	(0.4)	(8)%	9.2	10.5	(1.3)	(12)%
Voice	24.7	28.4	(3.7)	(13)%	50.1	57.4	(7.3)	(13)%
Services and other	0.2	0.3	(0.1)	(33)%	0.5	0.6	(0.1)	(17)%
	29.6	33.8	(4.2)	(12)%	59.8	68.5	(8.7)	(13)%
Integration
Services and other	0.4	0.5	(0.1)	(20)%	0.7	0.9	(0.2)	(22)%

Total business revenue	$71.6	$71.8	$(0.2)	0%	$142.7	$143.4	$(0.7)	0%

Carrier
Strategic
Data	$10.1	$11.6	$(1.5)	(13)%	$20.8	$22.6	$(1.8)	(8)%
Services and other	5.4	—	5.4	n/m	5.4	—	5.4	n/m
	15.5	11.6	3.9	34%	26.2	$22.6	3.6	16%
Legacy
Data	7.8	9.1	(1.3)	(14)%	15.9	18.6	(2.7)	(15)%
Voice	4.0	4.1	(0.1)	(2)%	8.0	8.3	(0.3)	(4)%
Services and other	1.7	1.4	0.3	21%	3.3	3.1	0.2	6%
	13.5	14.6	(1.1)	(8)%	27.2	30.0	(2.8)	(9)%

Total carrier revenue	$29.0	$26.2	$2.8	11%	$53.4	$52.6	$0.8	2%

Total Entertainment and Communications	$201.4	$192.5	$8.9	5%	$396.7	$382.8	$13.9	4%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
IT Services and Hardware
Business
Strategic
Professional Services	$18.4	$23.1	$(4.7)	(20)%	$36.7	$45.4	$(8.7)	(19)%
Management and Monitoring	5.1	7.9	(2.8)	(35)%	10.1	16.0	(5.9)	(37)%
Unified Communications	7.4	7.3	0.1	1%	14.5	14.8	(0.3)	(2)%
Cloud Services	11.6	10.8	0.8	7%	25.3	21.0	4.3	20%
	42.5	49.1	(6.6)	(13)%	86.6	97.2	(10.6)	(11)%
Integration
Professional Services	5.1	4.1	1.0	24%	8.5	8.0	0.5	6%
Unified Communications	3.6	2.8	0.8	29%	6.4	5.4	1.0	19%
Telecom and IT hardware	44.8	53.8	(9.0)	(17)%	80.7	101.7	(21.0)	(21)%
	53.5	60.7	(7.2)	(12)%	95.6	115.1	(19.5)	(17)%

Total IT Services and Hardware Revenue	$96.0	$109.8	$(13.8)	(13)%	$182.2	$212.3	$(30.1)	(14)%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenue
Entertainment and Communications	$201.4	$192.5	$8.9	5%	$396.7	$382.8	$13.9	4%
IT Services and Hardware	96.0	109.8	(13.8)	(13)%	182.2	212.3	(30.1)	(14)%
Eliminations	(3.4)	(3.1)	(0.3)	10%	(6.7)	(7.0)	0.3	(4)%

Total revenue	$294.0	$299.2	$(5.2)	(2)%	$572.2	$588.1	$(15.9)	(3)%

Cost of Services and Products
Entertainment and Communications	$95.8	$88.3	$7.5	8%	$189.1	$176.1	$13.0	7%
IT Services and Hardware	72.7	85.5	(12.8)	(15)%	137.4	164.1	(26.7)	(16)%
Eliminations	(3.1)	(3.0)	(0.1)	3%	(6.3)	(6.7)	0.4	(6)%

Total cost of services and products	$165.4	$170.8	$(5.4)	(3)%	$320.2	$333.5	$(13.3)	(4)%

Selling, General and Administrative
Entertainment and Communications	$34.7	$35.4	$(0.7)	(2)%	$70.7	$70.0	$0.7	1%
IT Services and Hardware	16.7	14.2	2.5	18%	31.9	27.7	4.2	15%
Corporate and eliminations	4.0	6.6	(2.6)	(39)%	9.5	11.7	(2.2)	(19)%

Total selling, general and administrative	$55.4	$56.2	$(0.8)	(1)%	$112.1	$109.4	$2.7	2%

Depreciation and Amortization
Entertainment and Communications	$43.2	$41.6	$1.6	4%	$85.2	$81.8	$3.4	4%
IT Services and Hardware	3.7	3.2	0.5	16%	7.5	6.4	1.1	17%
Corporate	0.1	—	0.1	n/m	0.1	—	0.1	n/m

Total depreciation and amortization	$47.0	$44.8	$2.2	5%	$92.8	$88.2	$4.6	5%

Other*
Entertainment and Communications	$1.3	$—	$1.3	n/m	$26.9	$—	$26.9	n/m
IT Services and Hardware	2.3	—	2.3	n/m	2.3	—	2.3	n/m
Corporate	1.7	—	1.7	n/m	2.3	—	2.3	n/m

Total other	$5.3	$—	$5.3	n/m	$31.5	$—	$31.5	n/m

Operating Income
Entertainment and Communications	$26.4	$27.2	$(0.8)	(3)%	$24.8	$54.9	$(30.1)	(55)%
IT Services and Hardware	0.6	6.9	(6.3)	(91)%	3.1	14.1	(11.0)	(78)%
Corporate	(6.1)	(6.7)	0.6	(9)%	(12.3)	(12.0)	(0.3)	3%

Total operating income	$20.9	$27.4	$(6.5)	(24)%	$15.6	$57.0	$(41.4)	(73)%

	* Other includes restructuring and severance related charges and transaction costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Residential voice lines
Legacy voice lines	104.9	111.1	117.5	124.6	131.7
Strategic voice lines (Fioptics)	87.0	85.5	83.8	80.3	77.4
Total residential voice lines	191.9	196.6	201.3	204.9	209.1

Business voice lines
Legacy voice lines	177.3	183.9	190.7	197.7	203.2
Strategic voice lines*	146.2	136.4	131.7	121.2	112.7
Total business voice lines	323.5	320.3	322.4	318.9	315.9

Total voice lines	515.4	516.9	523.7	523.8	525.0

Long distance lines	304.3	311.0	317.3	323.7	329.3

Internet subscribers
DSL	93.0	100.1	105.6	114.2	121.7
Fioptics	214.1	207.3	197.6	185.6	175.0

Total internet subscribers	307.1	307.4	303.2	299.8	296.7

Fioptics video subscribers	142.8	141.1	137.6	133.4	126.8

Fioptics units passed	556.7	545.2	533.4	509.5	478.7

* Strategic voice lines include VoIP lines and Fioptics voice lines.

Cincinnati Bell Inc.
Net Debt (Non-GAAP) and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	June 30,	December 31,
	2017	2016

Receivables Facility	$—	$89.5
Corporate Credit Agreement - Tranche B Term Loan	315.8	315.8
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
Cincinnati Bell Telephone Notes	87.9	87.9
Capital leases and other debt	78.7	69.5
Net unamortized premium	8.2	8.5
Unamortized note issuance costs	(11.0)	(11.9)

Total debt	1,126.9	1,206.6

Less: Cash and cash equivalents	(58.2)	(9.7)

Net debt (Non-GAAP: as defined by the company)	$1,068.7	$1,196.9

Corporate Credit Agreement availability	$150.0	$150.0

Common shares outstanding	42.2	42.1

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended June 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$2.1
Add:
Income tax expense				1.3
Interest expense				18.1
Other income, net				(0.6)

Operating income (GAAP)	$26.4	$0.6	$(6.1)	$20.9
Add:
Depreciation and amortization	43.2	3.7	0.1	47.0
Restructuring and severance related charges	1.3	2.3	—	3.6
Transaction costs	—	—	1.7	1.7
Pension and other retirement plan expenses	3.5	—	0.5	4.0
Adjusted EBITDA (Non-GAAP)	$74.4	$6.6	$(3.8)	$77.2

Adjusted EBITDA Margin (Non-GAAP)	37%	7%	0%	26%

	Three Months Ended June 30, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$77.6
Add:
Income tax expense				44.4
Interest expense				19.9
Gain on sale of Investment in CyrusOne				(118.6)
Loss on extinguishment of debt, net				5.2
Other income, net				(1.1)

Operating income (GAAP)	$27.2	$6.9	$(6.7)	$27.4
Add:
Depreciation and amortization	41.6	3.2	—	44.8
Pension and other retirement plan expenses	3.7	—	0.4	4.1
Adjusted EBITDA (Non-GAAP)	$72.5	$10.1	$(6.3)	$76.3

Adjusted EBITDA Margin (Non-GAAP)	38%	9%	0%	26%

Year-over-year dollar change in Adjusted EBITDA	$1.9	$(3.5)	$2.5	$0.9

Year-over-year percentage change in Adjusted EBITDA	3%	(35)%	(40)%	1%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Six Months Ended June 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$62.5
Add:
Income tax expense				35.7
Interest expense				36.1
Gain on sale of Investment in CyrusOne				(117.7)
Other income, net				(1.0)

Operating income (GAAP)	$24.8	$3.1	$(12.3)	$15.6
Add:
Depreciation and amortization	85.2	7.5	0.1	92.8
Restructuring and severance related charges	26.9	2.3	—	29.2
Transaction costs	—	—	2.3	2.3
Pension and other retirement plan expenses	7.2	—	1.0	8.2
Adjusted EBITDA (Non-GAAP)	$144.1	$12.9	$(8.9)	$148.1

Adjusted EBITDA Margin (Non-GAAP)	36%	7%	0%	26%

	Six Months Ended June 30, 2016
	Entertainment and Communications	IT Services & Hardware	Corporate	Total Company
Net income (GAAP)				$84.6
Add:
Income tax expense				49.1
Interest expense				40.2
Gain on sale of Investment in CyrusOne				(118.6)
Loss on extinguishment of debt, net				2.8
Other income, net				(1.1)

Operating income (GAAP)	$54.9	$14.1	$(12.0)	$57.0
Add:
Depreciation and amortization	81.8	6.4	—	88.2
Pension and other retirement plan expenses	7.4	—	0.9	8.3
Adjusted EBITDA (Non-GAAP)	$144.1	$20.5	$(11.1)	$153.5

Adjusted EBITDA Margin (Non-GAAP)	38%	10%	0%	26%

Year-over-year dollar change in Adjusted EBITDA	$—	$(7.6)	$2.2	$(5.4)

Year-over-year percentage change in Adjusted EBITDA	0%	(37)%	(20)%	(4)%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Cash provided by operating activities	$69.0	$32.2	$122.9	$97.9

Capital expenditures	(50.1)	(59.2)	(105.2)	(121.6)
Proceeds from sale of Investment in CyrusOne	—	142.5	140.7	142.5
Acquisitions of businesses	(0.4)	—	(9.6)	—
Dividends received from Investment in CyrusOne	—	2.8	—	4.9
Other, net	(0.1)	(0.6)	0.4	(0.7)

Cash (used in) provided by investing activities	(50.6)	85.5	26.3	25.1

Net (decrease) increase in corporate credit and receivables facilities with initial maturities less than 90 days	—	(13.5)	(89.5)	15.4
Repayment of debt	(2.1)	(93.7)	(4.2)	(124.6)
Debt issuance costs	(0.2)	(1.9)	(0.7)	(1.9)
Dividends paid on preferred stock	(2.6)	(2.6)	(5.2)	(5.2)
Common stock repurchase	—	(4.6)	—	(4.6)
Other, net	—	0.3	(1.1)	0.1

Cash used in financing activities	(4.9)	(116.0)	(100.7)	(120.8)

Net increase in cash and cash equivalents	13.5	1.7	48.5	2.2
Cash and cash equivalents at beginning of period	44.7	7.9	9.7	7.4

Cash and cash equivalents at end of period	$58.2	$9.6	$58.2	$9.6

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$69.0	$32.2	122.9	$97.9
Adjustments:
Capital expenditures	(50.1)	(59.2)	(105.2)	(121.6)
Restructuring and severance related payments	4.4	0.6	17.1	0.6
Preferred stock dividends	(2.6)	(2.6)	(5.2)	(5.2)
Dividends received from Investment in CyrusOne	—	2.8	—	4.9
Decommissioning of wireless towers	—	0.2	—	1.9
Cash used by discontinued operations	—	1.4	—	4.8
Transaction costs	0.1	—	0.7	—

Free cash flow (Non-GAAP)	$20.8	$(24.6)	$30.3	$(16.7)

Income tax (refunds) payments	$(16.3)	$0.8	$(16.3)	$1.4

Cincinnati Bell Inc.
Free Cash Flow (Non-GAAP)
(Unaudited)
(Dollars in millions)

Free Cash Flow (Non-GAAP) for the three months ended June 30, 2016	$(24.6)

Increase in Adjusted EBITDA (Non-GAAP)	0.9
Decrease in capital expenditures	9.1
Decrease in interest payments	26.3
Decrease in dividends received from Investment in CyrusOne	(2.8)
Increase in pension and postretirement payments and contributions	(0.4)
Change in working capital and other	12.3

Free Cash Flow (Non-GAAP) for the three months ended June 30, 2017	$20.8

Free Cash Flow (Non-GAAP) for the six months ended June 30, 2016	$(16.7)

Decrease in Adjusted EBITDA (Non-GAAP)	(5.4)
Decrease in capital expenditures	16.4
Decrease in interest payments	15.3
Decrease in dividends received from Investment in CyrusOne	(3.8)
Increase in pension and postretirement payments and contributions	(0.5)
Change in working capital and other	25.0

Free Cash Flow (Non-GAAP) for the six months ended June 30, 2017	$30.3

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016

Entertainment and Communications	$48.0	$49.5	$93.8	$63.1	$55.3
IT Services and Hardware	2.1	5.6	3.8	4.1	3.8
Corporate	—	—	—	—	0.1
Total capital expenditures	$50.1	$55.1	$97.6	$67.2	$59.2

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30, 2017	June 30, 2016

Net (loss) income applicable to common shareholders (GAAP)	$(0.5)	$75.0

Special items:
Restructuring and severance related charges	3.6	—
Transaction costs	1.7	—
Loss on extinguishment of debt, net	—	5.2
Gain on sale of Investment in CyrusOne	—	(118.6)
Reversal of wireless tower decommissioning accrual	—	(1.1)
Income tax effect of special items *	(1.8)	41.7
Total special items	3.5	(72.8)

Net income applicable to common shareowners, excluding special items (Non-GAAP)	$3.0	$2.2

Weighted average diluted shares outstanding	42.3	42.1

Diluted (loss) earnings per common share (GAAP)	$(0.01)	$1.78

Adjusted diluted earnings per common share (Non-GAAP)	$0.07	$0.05

*	Special items have been tax effected such that the normalized effective tax rate is 36%.

Cincinnati Bell Inc.
Reconciliation of Net Income Applicable to Common Shareholders (GAAP) to Net Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Six Months Ended
	June 30, 2017	June 30, 2016

Net income applicable to common shareholders (GAAP)	$57.3	$79.4

Special items:
Restructuring and severance related charges	29.2	—
Transaction costs	2.3	—
Loss on extinguishment of debt, net	—	2.8
Gain on sale of Investment in CyrusOne	(117.7)	(118.6)
Reversal of wireless tower decommissioning accrual	—	(1.1)
Income tax effect of special items *	31.4	43.1
Total special items	(54.8)	(73.8)

Net income applicable to common shareowners, excluding special items (Non-GAAP)	$2.5	$5.6

Weighted average diluted shares outstanding	42.3	42.1

Diluted earnings per common share (GAAP)	$1.35	$1.89

Adjusted diluted earnings per common share (Non-GAAP)	$0.06	$0.13

*	Special items have been tax effected such that the normalized effective tax rate is 36%.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2017 Operating Income (GAAP) Guidance	$64

Add:

Depreciation and amortization	185
Restructuring and severance related charges	29
Pension and other retirement plan expenses	17

2017 Adjusted EBITDA (Non-GAAP) Guidance	$295	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com